SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

France Growth Fund, INC.
- -------------------------------------------------------------
- (Name of Registrant as Specified in its Charter)
-
- OPPORTUNITY-PARTNERS L.P.
-  -------------------------------------------------------------
- (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)
- Payment of Filing Fee (Check the appropriate box):
-
- [X] No fee required.
-
- [ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4)and 0-11.
-
- (1) Title of each class of securities to which transaction applies: _____________________________________________
- (2) Aggregate number of securities to which transaction applies: _____________________________________________
-
- (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- ______________________________________________
-
- (4) Proposed maximum aggregate value of transaction:
______________________________________________
-
- (5) Total fee paid:
- _____________________________________________
-
- [ ] Fee paid previously with preliminary materials.
-
- [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
-
- (1) Amount previously paid:
- _____________________________________________
-
- (2) Form, Schedule or Registration Statement No.:
- _____________________________________________
-
- (3) Filing Party:
- ______________________________________________
-
- (4) Date Filed:
- _______ _______________________________________
-





PRESS RELEASE

June 24, 2002

Directors and Officers of the France Growth Fund Misinform
Shareholders

Phillip Goldstein, a shareholder of the France Growth Fund (the "Fund") (NYSE:FRF), today charged the Fund with issuing a misleading press release on Friday, June 21, 2002. At the Fund's annual meeting on June 18, 2002, shareholders voted to defeat a series of proposals that would have radically altered the Fund's objective and management structure and dramatically increased the annual investment advisory fee. Management refused to accept the outcome and ordered an illegal adjournment of the meeting.

The Fund's press release, which purports to "set the record straight," states that "adjourning the meeting was not a breach of any fiduciary duty of directors" and that the meeting was adjourned with respect to the restructuring proposals because "we hope to give those stockholders who have not yet voted on these proposals the opportunity to vote." Mr. Goldstein, a director-nominee who attended the meeting but who was not elected, called that "l'excrement du taureau."

Mr. Goldstein stated that the Fund's board of directors and officers violated their fiduciary duty by adjourning the meeting based upon the position taken by the Securities and Exchange Commission which states: "Where management embarks upon a course of adjournment and additional solicitation, the Commission will consider whether such conduct appears to constitute breach of fiduciary duty under section 36(a) of the Investment Company Act of 1940." In the Commission's view, only "unusual circumstances" justify an adjournment after a quorum is reached, for example if "a factual change has occurred so as to render the proxy soliciting material misleading."

Mr. Goldstein stated: "Almost 84% of the Fund's shares were represented at the meeting, far in excess of the 33% necessary for a quorum. Thus, the notion that any shareholder did not have a fair opportunity to vote on the restructuring proposals at the meeting is absurd. The real reason for the adjournment is plainly that management hopes to twist the arms of several large shareholders that voted against the proposals in order to get them to change their votes. That is a blatant violation of fiduciary duty."

For additional information please contact Phillip Goldstein at
(914) 747-5262 or at oplp@att.net.